Exhibit 99.0

For Immediate Release	Contact:	Bob DeFillippo
November 9, 2010		(973) 802-4149

PRUDENTIAL FINANCIAL DECLARES

ANNUAL DIVIDEND ON COMMON STOCK

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) announced today that its Board of Directors has declared an annual dividend for 2010 of $1.15 per share of Common Stock, payable on December 17, 2010, to shareholders of record at the close of business on November 23, 2010. The 2010 Common Stock declared dividend represents an increase of approximately 64 percent from the 2009 Common Stock dividend.

“This increase returns the dividend to the 2007 level and demonstrates our confidence in the Company’s capital position and future earnings power,” said Chairman and Chief Executive Officer John Strangfeld.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with approximately $750 billion of assets under management as of September 30, 2010, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management, and real estate services.